EXHIBIT 23.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Comverse Technology, Inc. on Form S-8 of our report dated March 31, 2004, appearing in the Annual Report on Form 10-K of Comverse Technology, Inc. for the year ended January 31, 2004.



/s/ Deloitte & Touche LLP


New York, New York
August 16, 2004